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                                                                   EXHIBIT 10(R)


                        RESOLUTIONS OF BOARD OF DIRECTORS
                     OF FIRST TENNESSEE NATIONAL CORPORATION
                                 APRIL 16, 2002

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         BE IT RESOLVED, that the following benefits, be, and they hereby are, approved as additional compensation to non-employee directors for service to the Corporation as a director: a personal account executive, a no fee personal checking account for the director and the director's spouse, a FirstCheck card, a 25% reduction in commissions charged by First Tennessee Brokerage, Inc., a no fee VISA gold card, no fee for a safe deposit box, traveler's checks, and cashier's checks, and if the Board has authorized a stock repurchase program, the repurchase of shares of Corporation common stock at the day's volume-weighted average price with no payment of any fees or commissions if the repurchase of the director's shares is otherwise permissible under the program that has been authorized.

         FURTHER RESOLVED, that these benefits are approved for calendar year 2002 and future years unless and until the Board modifies or terminates such benefits.